EXHIBIT 4.1

SUN ENERGY SOLAR, INC.

Subscription Documents

INSTRUCTIONS FOR THE USE AND COMPLETION

OF THE SUBSCRIPTION DOCUMENTS

THESE SUBSCRIPTION DOCUMENTS contains the documentation required by the Company in order that it can properly consider whether the tendered subscription for the Common stock offered hereby may be accepted. The Subscription Documents are comprised of two (2) separate sections; Section I, Subscription and Customer Agreement and Section II, Purchaser Suitability Questionnaire.

Section I (Subscription and Customer Agreement) sets forth the terms and conditions agreed to by the prospective investor in subscribing for Common stock. According to a portion of the terms of the Subscription and Customer Agreement, the prospective investor acknowledges the terms and restrictions of the offering and makes certain representations and warranties to the Company.

Section II (Purchaser Suitability Questionnaire) is the prospective investor’s written answer to specific questions which, in substance, provides information required by the federal securities authorities that each investor qualifies as a “suitable investor.” A suitable investor, in general terms, is one either who is an Accredited Investor (as defined in the Memorandum) or a Non-Accredited Investor who meets guidelines regarding a minimum financial net worth and who evidences a minimum ability to evaluate the relative merits and risks, if any, of this investment, either personally or through the use of a Purchaser Representative. The prospective investor is asked to identify whether he intends to utilize a Purchaser Representative to assist him in evaluating the relative merits and risks of the investment.

SPECIFIC DIRECTIONS FOR COMPLETING THE SUBSCRIPTION DOCUMENTS

Section I (Subscription and Customer Agreement):

1. The prospective investor should read, understand and acknowledge all terms, conditions and provisions and execute and date on page 7.

2. The prospective investor should complete the blanks as indicated on page 2 indicating the amount being purchased and the amount tendered. The prospective investor shall have agreed to the terms and provisions of the Subscription and Customer Agreement and shall be committed to the full subscription price for the amount so purchased.

Section II (Purchaser Suitability Questionnaire):

1. Complete the Purchaser Suitability Questionnaire by providing the requested information. Execute and date.

2. If a Purchaser Representative has been selected, the prospective investor should so indicate by completing the blanks. The Company will then provide to the Participant a Purchaser Representative Questionnaire which the prospective investor must require that his Purchaser Representative complete.

The prospective investor shall provide a personal check, cashier’s check, or money order payable to: Sun Energy Solar, Inc. for the amount on the Subscription and Customer Agreement.

The prospective investor should return the subscription documents, along with the check or money order, in person or by mail to:

Sun Energy Solar, Inc.

6408 Parkland Drive, Suite 104

Sarasota, FL 34243

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SECURITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE. THIS INVESTMENT IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK; IT IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY IN THIS INVESTMENT. THERE IS NO PUBLIC MARKET FOR THE COMMON STOCK.

THE SECURITIES HEREBY OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION PROVIDED IN SECTIONS 3(b) AND 4(2) OF THAT ACT AND REGULATIONS PROMULGATED THEREUNDER. THE SECURITIES ARE BEING OFFERED ONLY TO PROSPECTIVE PURCHASERS WHO ARE “ACCREDITED INVESTORS,” AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AND WHO ARE OTHERWISE SUITABLE FOR AN INVESTMENT OF THIS NATURE. FURTHERMORE, THESE SECURITIES ARE BEING SOLD PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER APPLICABLE SECURITIES LAWS AND REGULATIONS OF THE VARIOUS STATES IN WHICH THEY ARE BEING OFFERED. CONSEQUENTLY, NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES LAW ADMINISTRATOR HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR OF ITS ACCURACY OR ADEQUACY.

SUBSCRIPTION AND CUSTOMER AGREEMENT

FOR

SUN ENERGY SOLAR, INC.

COMMON STOCK AND WARRANTS

Sun Energy Solar, Inc.

6408 Parkland Drive, Suite 104

Sarasota, FL 34243

Dear Ladies and Gentlemen:

The undersigned understands that Sun Energy Solar, Inc., a Delaware corporation (the “Issuer”), by and through its officers, is offering for sale Common stock. I further understand that these Common stocks are being offered to prospective investors up to $600,000 (6,000,000 shares @ $.10 per share).

1. Subscription. I hereby subscribe for and agree to loan and tender this Subscription and Customer Agreement, together with a check made payable to the order of Sun Energy Solar, Inc. in the amount of $                                         , representing my payment.

2. Acceptance of Subscription. I understand and agree that the Issuer reserves the right, in its sole discretion and for any reason, to accept or reject the subscription, in whole or in part, and that the subscription shall be deemed accepted when and only when it is signed by a duly authorized officer of the Issuer.

3. Deposit of Funds. I understand that the funds tendered by me will be deposited into an escrow bank account and will be returned to me if: (i) this subscription has not been accepted and is subsequently rejected. I understand and agree that if this subscription is accepted and paid for by the close of the Subscription Period, the funds tendered herewith shall be considered corporate assets in the amount set forth on the signature page hereof.

4. Representations and Warranties of the Subscriber. I understand that the Common stock will be offered and sold in reliance upon certain exemptions from the securities registration provisions of the Securities Act of 1933, as amended, and offering exemptions of the securities acts of the states in which Common stock may be offered. As a condition to purchasing a Common stock, and for the purposes of the above mentioned exemptions and/or qualifications, to the extent applicable, and knowing that you will rely upon the statements made herein for such exemptions and in determining my suitability as an investor, I represent and warrant to you that:

a. The offering of Common stock was made only through direct, personal contact between the undersigned and a representative of the Company;

b. I have received and read a copy of the Confidential Private Placement Memorandum;

c. I have completed a Purchaser Suitability Questionnaire and understand that the Issuer will rely on the accuracy and completeness of the information set forth therein in determining whether to accept this offer and in complying with its obligations under applicable state and federal securities statutes and regulations;

d. I have been advised that the Common stock have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with any state securities regulatory agency, and understand that the Common stock are being offered in reliance upon certain exemptions from registration under applicable state and federal securities statutes;

e. I understand that any Common Stock acquired from exercise of the Warrants must be held for a one (1) to two (2) year period, as set forth in Rule 144 promulgated under the Securities Act of 1933, unless subsequently registered under the Securities Act of 1933 and any applicable state securities acts or an exemption from such registration is available;

f. I understand that the Company is under no obligation to register the Common Stock arising from exercise of the Warrants comprising the Common stock except for piggyback registration rights in the event of a secondary offering by the Company;

g. I have had an opportunity to ask questions of, and receive answers to those questions, from officers and employees of the Issuer, concerning the terms and conditions of the offering and the proposed business of the Issuer, and that all such questions have been answered to my full satisfaction;

h. I have been advised that an investment in the Company will involve a high degree of risk and that there are no assurances that I, if accepted as a Common stock Holder, will recover my investment or receive any return on my investment at any time;

i. I have been advised that an investor in the Company must be prepared to bear the economic risks of such an investment for an indefinite period because:

(i) of the nature of the Issuer’s business;

(ii) the Common stock and Warrants are not registered under applicable securities statutes, and the Issuer does not currently intend that they be registered; and

(iii) the securities will be subject to substantial restrictions on transfer, as set forth below in this Subscription and Customer Agreement.

j. The funds to be tendered to the Company will not represent funds borrowed by me from any person or lending institution, except to the extent that I have a source of repaying such funds other than from the repayment of the Common stock. Such Common stock will not have been pledged or otherwise hypothecated for any such borrowing;

k. I understand that the Memorandum was prepared by the Issuer, in part, for the use of qualified investors and agree not to reproduce, copy, or otherwise distribute or make the Memorandum or information contained therein available to any other person (other than my purchaser representative and legal and tax advisors). In the event I decide not to participate, I agree to return the Memorandum and all other written information to the Issuer;

l. I have all requisite authority to enter into this Subscription and Customer Agreement and to perform all of the obligations required to be performed by the undersigned as a purchaser of Common stock;

m. The undersigned is the sole party in interest and is not acquiring the Common stock as an agent or otherwise for any other person, and the undersigned is a legal resident of the state which is set forth on the signature page to this Subscription and Customer Agreement. If the undersigned subscriber is a corporation, partnership, trust, or other form of business organization, it has its principal office within such state, and was not formed for the specific purpose of purchasing Common stock;

n. I have relied solely on the information contained in the Memorandum and the attachments thereto, and the answers to questions with respect thereto furnished to me or my representatives by the Issuer, and further, I hereby warrant that no representations or warranties have been made to me by the Issuer as to the tax consequences of this investment, or as to any profits, losses, or cash flow which may be received or sustained as a result of this investment, and that my decision to invest in Common stock has been based solely upon the information found within the Memorandum and by the information requested by me in writing, and no oral statements made by the Issuer, or their agents and employees; and

o. I have knowledge and experience in financial and business matters and am capable of evaluating the merits and risks of an investment in the Common stock, and am able to bear the economic risks of my purchase. Furthermore, I have had the opportunity to consult with my own attorney, accountant, and/or purchaser representative regarding an investment in the Common stock.

5. Survival and Indemnification. All representations, warranties, and covenants contained in this Subscription and Customer Agreement and the indemnification contained in this paragraph 5 shall survive:

(i) the acceptance of the Subscription and Customer Agreement by the Issuer;

(ii) changes in the transactions, documents, and instruments described in the Business Plan which are not material or which are to the benefit of the subscriber; and

(iii) the death or disability of a subscriber.

The undersigned acknowledges the meaning and legal consequences of the representations, warranties, and covenants in paragraph 4 hereof, and that the Issuer and/or its agents has relied upon such representations, warranties, and covenants in determining the undersigned subscriber’s qualification and suitability to purchase Common stock. The undersigned hereby agrees to indemnify, defend, and hold harmless the Issuer, its officers, directors, employees, agents, and controlling persons, from any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments, or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation herein or the breach of any warranty or covenant herein. Notwithstanding the foregoing, however, no representation, warranty, covenant, or acknowledgment made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to it under the federal securities acts or state securities acts. The obligations to the Issuer to sell the number of Common stock specified herein to the undersigned is subject to the condition that the representations and warranties of the undersigned contained in paragraph 4 hereof shall be true and correct on and as of the acceptance of the Subscription and Customer Agreement in all respects with the same effect as though such representations and warranties have been made on and as of that date.

6. Limitation on Transfer of Common stock in Compliance with Securities Laws. The undersigned acknowledges that the Common stock so subscribed for are being acquired for his, her, or its own account or investment, and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended, or any state securities laws, and the he, she, or it does not presently have any reason to anticipate any change in his, her, or its circumstances or other particular events which would cause him, her, or its interest, and the he, she, or it is the sole party and interest acquiring this investment and that no parties other than the undersigned, as record holder of the Common stock and Warrants, will have any beneficial interest in such investment.

The undersigned further acknowledges that he, she, or it understands that the Warrants and the underlying Common Stock must be held for a one (1) or two (2) year period, as set forth in Rule 144 promulgated under the Securities Act of 1933, as amended, unless subsequently registered under such Act and any applicable state securities acts, or an exemption from such registration is available. The undersigned further understands that the Company is under no obligation to register the Warrants or the underlying Common Stock.

Furthermore, if this subscription is accepted in whole or in part, the undersigned agrees that he, she, or it will not sell nor attempt to sell all or part of the Common stock allocated to the undersigned, unless such Common stock have first been registered under the Securities Act of 1933, as amended, and all applicable state securities statutes, or the undersigned first finishes an opinion of counsel satisfactory to the Issuer, stating that exemptions from such registration requirements are available and that the proposed sale is not, and will not, place the Issuer, or any of its officers, directors, employees, in violation of any applicable federal or state securities laws, or any rule or regulation promulgated thereunder.

7. Binding Effect. Except as otherwise provided herein, this Subscription and Customer Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns, and the agreements, representations, warranties, and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives, and assigns.

8. For Residents of All States. THE COMMON STOCK OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS

OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE COMMON STOCK ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

9. Arbitration of Disputes. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT:

a. ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

b. THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

c. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

d. THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND

e. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT STATED HEREIN.

IN THE EVENT THAT A DISPUTE ARISES BETWEEN THE UNDERSIGNED SUBSCRIBER AND SUN ENERGY SOLAR, INC., THE MANAGING BROKER-DEALER, A SELECTED DEALER, OR ANY OF THEIR RESPECTIVE LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS, OR EMPLOYEES, SAID DISPUTE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THE SUBSCRIPTION HEREBY MADE, THE UNDERSIGNED HEREBY EXPRESSLY AGREES THAT SAID DISPUTE SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN LITIGATION. THE UNDERSIGNED HEREBY AGREES TO SUBMIT THE DISPUTE TO EITHER THE AMERICAN ARBITRATION ASSOCIATION IN WASHINGTON, D.C., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., IN WASHINGTON, D.C., WHICHEVER ASSOCIATION MAY ASSERT JURISDICTION OVER THE DISPUTE, WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OF THE AFORESAID PARTIES. IF THE UNDERSIGNED FAILS TO SUBMIT THE DISPUTE TO ARBITRATION AS REQUESTED, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING. THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE.

10. THIS AGREEMENT AND ALL OF ITS PROVISIONS ARE MADE TO BE PERFORMED IN SARASOTA, SARASOTA COUNTY, FLORIDA, WHERE JURISDICTION AND VENUE SHALL LIE FOR ALL PURPOSES, INCLUDING, BUT NOT LIMITED TO, ANY ARBITRATION OR LITIGATION INVOLVING THE VALIDITY OR ENFORCEABILITY OF THE REQUIREMENT OF ARBITRATION HEREOF, OR ANY DISPUTE ARISING THEREUNDER, THIS AGREEMENT AS A WHOLE, OR ANY DISPUTE ARISING THEREUNDER, OR THE VALIDITY OR ENFORCEMENT OF ANY PORTION OF THIS AGREEMENT WHATSOEVER.

The foregoing representations and warranties are true and accurate as of the date hereof and will be true and correct as of the date that I purchase such Common stock, if this subscription is accepted. In witness hereof, I have executed this Subscription and Customer Agreement on this      day of                     , 2006.

ACCEPTED:

Sun Energy Solar, Inc.
Signature

By:
Carl L. Smith III, Chairman	Printed

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